[Form of Exhibit 5 Opinion of Cravath, Swaine & Moore]






                              [Letterhead of]

                          CRAVATH, SWAINE & MOORE
                             [New York Office]



                                                            October 10, 2001


                           Brunswick Corporation


Dear Ladies and Gentlemen:

          We have acted as counsel for Brunswick Corporation, a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company
(Registration No. 333-       ) with the Securities and Exchange Commission
(the "Commission") under the Securities Act of 1933 (the "Securities Act"), on the date hereof, with respect to (i) debt securities of the Company (the "Debt Securities"); (ii) shares of preferred stock, $0.75 par value per share, of the Company (the "Preferred Stock"); (iii) depository shares evidenced by depository receipts representing shares of Preferred Stock of the Company (the "Depository Shares"); (iv) shares of common stock, $0.75 par value per share, of the Company (the "Common Stock"); (v) warrants to purchase any of the Debt Securities, Preferred Stock or Common Stock (collectively, the "Warrants"); and (vi) contracts to purchase shares of Common Stock or Preferred Stock (the "Stock Purchase Contracts"). The Debt Securities, Preferred Stock, Depository Shares, Common Stock, Warrants and Stock Purchase Contracts are referred to herein collectively as the "Securities". The Securities being registered under


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the Registration Statement will be offered on a delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement (i) any series of the Debt Securities will be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as successor trustee to Harris Trust and Savings Bank (as successor to First Trust of Illinois, National Association as the successor to Bank of America of Illinois, formerly known as Continental Illinois National Bank and Trust Company of Chicago) (the "Trustee"), substantially in the form to be incorporated by reference into the Registration Statement as an exhibit; (ii) any series of the Preferred Stock will be issued under the Restated Certificate of Incorporation, as amended, of the Company (the "Restated Certificate of Incorporation") and a Certificate of Designations (the "Certificate of Designations"); (iii) any shares of the Common Stock are to be issued under the Certificate of Incorporation; and (iv) any Warrants will be issued under one or more Warrant Agreements (each, a "Warrant Agreement") to be entered into between the Company and warrant agents to be named by the Company (each, a "Warrant Agent").

          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion including: (i) the Restated Certificate of Incorporation (ii) the By-laws, as amended to the date hereof, of the Company; (iii) the form of Indenture to be incorporated by reference into the Registration Statement as an exhibit; and (iv) the resolutions of the Board of Directors of the Company authorizing the registration of the Securities.

          Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto will have become effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all


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applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or term sheet; and (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued under the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, we are of the opinion as follows:

          1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

          2. With respect to the Debt Securities to be issued under the Indenture, when (A) the Trustee has duly executed and delivered the Indenture, (B) the Indenture has been validly executed and delivered by the Company to the Trustee, (C) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).


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          3. With respect to shares of the Preferred Stock, when (A) the
     Board has taken all necessary corporate action to approve the issuance and terms of a particular series of shares of the Preferred Stock, the terms of the offering thereof and related matters including the adoption of a Certificate of Designations relating to such shares of the Preferred Stock and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware and (B) certificates representing such shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of the preferred Stock will be validly issued, fully paid and nonassessable.

          4. With respect to the Depository Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depository Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designations relating to the Preferred Stock underlying such Depository Shares and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (B) the Deposit Agreement or agreements relating to the Depository Shares and the related depository receipts have been duly authorized and validly executed and delivered by the Company and the Depository appointed by the Company, (C) the shares of Preferred Stock underlying such Depository Shares have been deposited with a bank or trust company (which meets the requirements for the Depository set forth in the Registration Statement) under the applicable definitive purchase, underwriting or similar agreement approved by the Board upon


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     payment of the consideration therefor provided for therein, the
     Depository Shares will be validly issued.

          5. With respect to shares of the Common Stock, when (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of shares of the Common Stock and related matters and (B) certificates representing shares of the Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then such shares of the Common Stock will be validly issued, fully paid and nonassessable.

          6. With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

          7. With respect to the Stock Purchase Contracts, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Contracts, (B) the Stock Purchase Contract and agreements


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     relating to the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (C) the Stock Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the appropriate Stock Purchase Contract and related agreements and the applicable, definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Stock Purchase Contracts will be valid, binding and legal obligations of the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).

          We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.



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          We are aware that we are referred to under the heading "Legal
Opinions" in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.



                                       Very truly yours,



                                       Cravath, Swaine & Moore




Brunswick Corporation
   1 N. Field Court
      Lake Forest, Illinois 60045-9811



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